UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2018

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2018, CPI Aerostructures, Inc. (the “Company”) entered into a Third Amendment and Waiver to the Amended and Restated Credit Agreement (the “Amendment”) with the Lenders named therein and BankUnited, N.A., as Sole Arranger, Agent, and Collateral Agent, dated as of March 24, 2016, as amended by the First Amendment and Waiver to the Amended and Restated Credit Agreement dated as of May 9, 2016, as further amended by the Second Amendment to the Amended and Restated Credit Agreement dated as of July 13, 2017 (collectively, the “Credit Agreement”).

Under the Amendment, the parties amended the Credit Agreement by, among other things, (i) extending the maturity date of the Company’s existing $30 million revolving line of credit and its existing $10 million term loan to June 30, 2020, (ii) amending the leverage ratio covenant, (iii) amending the interest rates corresponding to the leverage ratio, (iv) waiving non-compliance with the leverage ratio covenant for the trailing four fiscal quarters ended March 31, 2018 and June 30, 2018, and (v) amending provisions relating to the consummation of a public offering of common stock so that if an offering results in gross proceeds of $7 million or more, (A) the Company will prepay the loans in an amount equal to 25% of net proceeds of the offering (with $1.2 million applied to the term loan and the remainder applied to the revolving line of credit) and (B) the Company will maintain a minimum of $3 million in either unrestricted cash in an account with BankUnited, N.A., or in availability under the revolving line of credit.

The Company paid to BankUnited, N.A. commitment and agent fees in the amount of $201,666.67, together with out of pocket costs, expenses, and reasonable attorney’s fees incurred by BankUnited, N.A. in connection with the Amendment.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.

Description

10.1	Third Amendment and Waiver to the Amended and Restated Credit Agreement, dated as of August 15, 2018, by and among CPI Aerostructures, Inc., the several lenders from time to time party thereto, and BankUnited, N.A., as Sole Arranger, Administrative Agent, and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2018	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo Chief Financial Officer